SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2007

U-STORE-IT TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6745 Engle Road, Suite 300 Cleveland, OH	44130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 234-0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 6, 2007, U-Store-It Trust (the “Company”) announced that it reached agreement to settle all pending state and federal court litigation involving the Company and the interests of Robert J. Amsdell, former Chairman of the Board of Trustees, Barry L. Amsdell, former Trustee of the Company, Todd C. Amsdell, former President of U-Store-It Development LLC, a wholly owned subsidiary of the Company (“USI Development”), and Kyle Amsdell, son of Robert and brother of Todd Amsdell (collectively, the “Amsdells”), and Rising Tide Development LLC, a company owned and controlled by Robert J. Amsdell and Barry L. Amsdell (“Rising Tide”). The Board of Trustees of the Company, along with the Corporate Governance and Nominating Committee, approved the terms of the settlement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Settlement Agreement

Pursuant to a Settlement Agreement and Mutual Release, dated August 6, 2007, (the “Settlement Agreement”) by and among the Company, U-Store-It, L.P., of which the Company is the general partner (the “Operating Partnership”), USI Development, YSI Management LLC, a wholly owned subsidiary of the Company (“YSI”), U-Store-It Mini Warehouse Co., a wholly owned subsidiary of the Company (“USI Warehouse”), Dean Jernigan, President and Chief Executive Officer of the Company, Kathleen A. Weigand, Executive Vice President, General Counsel and Secretary of the Company, Rising Tide, Amsdell and Amsdell, a general partnership in which Robert J. Amsdell and Barry L. Amsdell are equal partners, and the Amsdells, each of the parties (a) executed various agreements, which are described in this Form 8-K under Items 1.01, 1.02 and 5.02, and (b) subject to the consummation of these agreements, will voluntarily dismiss, with prejudice, all pending litigation among the parties. Each of these agreements is conditioned upon the closing of the acquisition of self-storage facilities from Rising Tide pursuant to a Purchase and Sale Agreement described below. In addition, the parties to the Settlement Agreement agreed on behalf of themselves and their respective subsidiaries, affiliates, related companies, predecessors, successors, current and former agents, partners, officers, directors, shareholders, insurers, attorneys, employees, representatives and assigns to release, discharge and waive all claims against the adverse parties and their respective subsidiaries, affiliates, related companies, predecessors, successors, current and former agents, partners, officers, directors, shareholders, insurers, attorneys, employees, representatives and assigns arising out of or under or in any way related to disputes that are the subject of (i) the business relationships or agreements by and among the parties, including but not limited to the Option Agreement, the Property Management Agreement, and the Marketing and Ancillary Services Agreement (each described under Item 1.02 below), based on facts known to the parties at the effective date of the Settlement Agreement, or (ii) the pending litigation, or (iii) any claims under the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act.

Purchase and Sale Agreement

On August 6, 2007, the Operating Partnership and Rising Tide entered into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which the Operating Partnership will purchase 14 self-storage facilities that currently are owned by Rising Tide, and have been managed and operated by the Company since its initial public offering in October 2004 (the “Rising Tide Properties”). The aggregate purchase price for the Rising Tide Properties is $121 million. The Company intends to use proceeds from its $250 million unsecured revolving credit facility to fund the purchase. The Purchase Agreement provides that, at Rising Tide’s request, it may convey the Rising Tide Properties to a qualified intermediary and execute the transaction as a like-kind exchange under Section 1031 of the Internal Revenue Code of 1986, as amended, provided such structure in no way increases the obligations of the Company. Because the Company has managed and operated the Rising Tide Properties since October 2004, the Purchase Agreement contains limited customary representations, warranties and closing conditions, with no representations regarding the physical condition of the Rising Tide Properties.

Standstill Agreement

As a part of the Settlement Agreement, Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell agreed pursuant to the terms of a Standstill Agreement with the Company dated August 6, 2007, that through June 30, 2008, unless approved in advance by the independent members of the Board of Trustees of the Company, neither they, nor any member of their family, nor any company or trust controlled by all or any one of them, or any trust in which any one of them is a beneficiary, will commence or participate in any proxy solicitation or initiate any shareholder proposal; take any action to convene a meeting of shareholders; take any actions, including making any public or private proposal or announcement, that could result in an extraordinary corporate transaction relating to the Company, including a tender or exchange offer for Company securities, a merger, business combination, sale of substantially all assets, liquidation or consolidation; form, join or in any way participate in a group for the purpose of taking any actions described in the foregoing; advise, assist or encourage any other person in connection with any of the foregoing; or direct, advise or cause any of their family trusts to take any action restricted or prohibited under or in connection therewith.

First Amendment to Lease

In connection with the Settlement Agreement, the Operating Partnership and Amsdell and Amsdell entered into a First Amendment to Lease dated August 6, 2007 which modifies certain terms of all of the lease agreements the Operating Partnership has with Amsdell and Amsdell (the “Lease Amendments”). Pursuant to the lease agreements, the Operating Partnership leases an aggregate of approximately 32,000 square feet of office space in Cleveland, Ohio for its corporate office and certain operations (each an “Office Lease” or collectively, the “Office Leases”). Pursuant to the Lease Amendment, a provision in each Office Lease requiring the acceleration of all rent payments upon the Operating Partnership vacating or abandoning the space has been deleted. In addition, the Lease Amendments provide a means for the Operating Partnership to propose an assignment of the Office Leases or a sublease of all or any portion of the premises covered by the Office Leases. In the event the Operating Partnership makes such a proposal, Amsdell and Amsdell, in its sole discretion, shall either (a) terminate the Office Lease as to the portion of the premises which is the subject of the proposed assignment or sublease, (b) consent to the assignment or sublease, which consent shall not be unreasonably withheld, delayed or conditioned, or

(c) reasonably refuse the assignment or sublease. Separately, Amsdell and Amsdell consented to the Operating Partnership’s proposed sublease of approximately 22,000 square feet of office space covered by the Office Leases.

The foregoing descriptions of the Settlement Agreement, the Purchase Agreement, the Standstill Agreement and each of the Lease Amendments are qualified in their entirety by the full terms and conditions of each such agreement, copies of which are attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3, and 10.4 through 10.8, respectively, and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

Termination of Option Agreement

Pursuant to the Settlement Agreement, described under Item 1.01 of this Form 8-K, such description incorporated herein by reference, the Operating Partnership and Rising Tide entered into an Option Termination Agreement on August 6, 2007 that terminates that certain Option Agreement, dated October 27, 2004, by and between the Operating Partnership and Rising Tide. The Option Agreement provided the Operating Partnership with an option to acquire Rising Tide’s right, title and interest to 18 properties, including: the 14 Rising Tide Properties discussed under Item 1.01 above; three properties that the Operating Partnership acquired in 2005 pursuant to exercise of its option; and one undeveloped property that Rising Tide has the option to acquire and that will not be acquired as a part of the Rising Tide Properties. The termination of the Option Agreement is conditioned upon the closing of the Operating Partnership’s acquisition of the Rising Tide Properties pursuant to the Purchase Agreement.

Termination of Property Management Agreement, and Marketing and Ancillary Services Agreement

In connection with the Settlement Agreement, that certain Property Management Agreement by and between YSI and Rising Tide and that certain Marketing and Ancillary Services Agreement by and between USI Warehouse and Rising Tide, each dated October 27, 2004, will be terminated pursuant to a respective Property Management Termination Agreement, and a Marketing and Ancillary Services Termination Agreement, each dated August 6, 2007, with the same respective parties and including the Company. Under the Property Management Agreement, YSI provided property management services for the Rising Tide Properties for a fee equal to the greater of 5.35% of the gross revenues of each property or $1,500 per property per month. Under the Marketing and Ancillary Services Agreement, USI Warehouse provided limited marketing and other miscellaneous services for the Rising Tide Properties. In connection with the termination of the Property Management Agreement, expenses relating to property management will be prorated. The termination of each of these agreements is conditioned upon the closing of the Operating Partnership’s acquisition of the Rising Tide Properties pursuant to the Purchase Agreement.

The foregoing descriptions of the Option Termination Agreement, the Property Management Termination Agreement and the Marketing and Ancillary Services Termination Agreement are qualified in their entirety by the full terms and conditions of each such agreement, copies of which are attached to this Form 8-K as Exhibits 10.9, 10.10, and 10.11, respectively, and are incorporated herein by reference.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Modification of Noncompetition Agreements and Termination of Employment Agreements

As a part of the Settlement Agreement, the Company entered into a Modification of Noncompetition Agreement and Termination of Employment Agreement (each a “Modification of Noncompetition Agreement and Termination of Employment Agreement”) with each of Robert J. Amsdell and Todd C. Amsdell, and a Modification of Noncompetition Agreement (“Modification of Noncompetition Agreement”) with Barry L. Amsdell, which terminates and modifies specific provisions of the noncompetition agreement the Company has with each of them, dated October 27, 2004 (the “Original Noncompetition Agreements”). The Original Noncompetition Agreements restrict the ability of Robert J., Barry L. and Todd C. Amsdell to compete with the Company for one year and their ability to solicit employees of the Company for two years from the date of their termination of employment or resignation from service as a Trustee. Pursuant to these modification agreements, Todd C. Amsdell will be able to compete with the Company, and Robert J. and Barry L. Amsdell will be able to (a) develop the one Rising Tide property that the Company will not acquire under the Purchase Agreement described under Item 1.01 and (b) compete with respect to any property identified as part of a Section 1031 “like-kind exchange” referenced in the Purchase Agreement. Further, each Original Noncompetition Agreement is modified to allow each of them to hire, for any purpose, any employee or independent contractor who was terminated, has resigned or otherwise left the employment or other service of the Company or any of its affiliates on or prior to June 1, 2007.

The Modification and Noncompetition Agreement and Termination of Employment Agreement with each of Robert J. Amsdell and Todd C. Amsdell also terminates the employment agreements the Company had with each of them, effective as of February 13, 2007 with respect to Robert J. Amsdell and February 19, 2007 with respect to Todd C. Amsdell.

The foregoing descriptions of the Modification of Noncompetition Agreement and Termination of Employment Agreement with each of Robert J. Amsdell and Todd C. Amsdell and the Modification of Noncompetition Agreement with Barry L. Amsdell are qualified in their entirety by the full terms and conditions of each such agreement, copies of which are attached to this Form 8-K as Exhibits 10.12, 10.13, and 10.14, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release, by and among U-Store-It Trust, U-Store-It, L.P., YSI Management LLC, U-Store-It Mini Warehouse Co., U-Store-It Development LLC, Dean Jernigan, Kathleen A. Weigand, Robert J. Amsdell, Barry L. Amsdell, Todd C. Amsdell, Kyle V. Amsdell, Rising Tide Development LLC, and Amsdell and Amsdell, dated August 6, 2007

10.2	Purchase and Sale Agreement, by and between U-Store-It, L.P. and Rising Tide Development LLC, dated August 6, 2007

10.3	Standstill Agreement, by and among, U-Store-It Trust, Robert J. Amsdell, Barry L. Amsdell and Todd C. Amsdell, dated August 6, 2007

10.4	First Amendment to Lease, by and between U-Store-It, L.P. and Amsdell and Amsdell, dated August 6, 2007, amending Lease dated March 29, 2005

10.5	First Amendment to Lease, by and between U-Store-It, L.P. and Amsdell and Amsdell, dated August 6, 2007, amending Lease dated December 5, 2005

10.6	First Amendment to Lease, by and between U-Store-It, L.P. and Amsdell and Amsdell, dated August 6, 2007, amending Lease dated December 5, 2005

10.7	First Amendment to Lease, by and between U-Store-It, L.P. and Amsdell and Amsdell, dated August 6, 2007, amending Lease dated December 5, 2005

10.8	First Amendment to Lease, by and between U-Store-It, L.P. and Amsdell and Amsdell, dated August 6, 2007, amending Lease dated December 5, 2005

10.9	Option Termination Agreement, by and between U-Store-It, L.P. and Rising Tide Development LLC, dated August 6, 2007

10.10	Property Management Termination Agreement, by and among U-Store-It Trust, YSI Management LLC, and Rising Tide Development LLC, dated August 6, 2007

10.11	Marketing and Ancillary Services Termination Agreement, by and among U-Store-It Trust, U-Store-It Mini Warehouse Co., and Rising Tide Development LLC, dated August 6, 2007

10.12	Modification of Noncompetition Agreement and Termination of Employment Agreement, by and between U-Store-It Trust and Robert J. Amsdell, dated August 6, 2007

10.13	Modification of Noncompetition Agreement and Termination of Employment Agreement, by and between U-Store-It Trust and Todd C. Amsdell, dated August 6, 2007

10.14	Modification of Noncompetition Agreement, by and between U-Store-It Trust and Barry L. Amsdell, dated August 6, 2007

99.1	Joint Press Release of U-Store-It Trust, and Amsdell and Amsdell dated August 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-STORE-IT TRUST

Date: August 6, 2007	By:	/s/ Kathleen A. Weigand
	Name:	Kathleen A. Weigand
	Title:	Executive Vice President,
General Counsel and Secretary